EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement of Eaton Vance NextShares Trust II (1933 Act File No. 333-197734) of my opinion dated January 25, 2019 which was filed as Exhibit (i) to Pre-Effective Amendment No. 15.

/s/ Michael P. Keane
Michael P. Keane, Esq.

May 29, 2020

Boston, Massachusetts